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                                                                    EXHIBIT 23.1
                                                                    ------------


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Vicinity Corporation:


We consent to incorporation by reference in the registration statements (Nos. 333-96443, 333-96445, and 333-30270) on Form S-8 of Vicinity Corporation of our report dated August 21, 2000, except as to Note 14, which is as of October 18, 2000, relating to the consolidated balance sheets of Vicinity Corporation and subsidiaries as of July 31, 2000 and 1999, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended July 31, 2000, and the related financial statement schedule, which report appears in the July 31, 2000, annual report on Form 10-K of Vicinity Corporation.



Mountain View, California
October 24, 2000